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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of American Superconductor Corporation of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in the Company's Annual Report on Form 10-K for the year ended March 31, 1999, included in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-95261) filed by American Superconductor Corporation with the Securities and Exchange Commission.

                                         /s/ Smith & Gesteland, LLP
                                         SMITH & GESTELAND, LLP
   Madison, Wisconsin
   February 29, 2000